SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 4, 2002
(Date of Report)
(Date of Earliest Event
Reported)

CORIXA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22891 (Commission File No.)	91-1654387 (IRS Employer Identification No.)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040
(Address of Principal Executive Offices, including Zip Code)

(206) 754-5711
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 99.1

Item 5. Other Events

     On December 4, 2002, Corixa Corporation and Kirin Brewery Company, Ltd. announced a multiyear development and commercialization agreement for a potential cancer vaccine for the treatment of multiple forms of cancer, including leukemia, myelodysplasia and melanoma. The agreement provides Kirin with exclusive rights to develop and market vaccine products resulting from Corixa’s WT1 antigen vaccine program in Asia/Australasia. Corixa and Kirin will share WT1 vaccine commercialization rights as well as development and commercialization costs in North America. Corixa will retain marketing rights for the potential vaccine in Europe and will likely seek a third party partner to assist with development of products in that territory. A copy of the development and commercialization agreement is attached to this report as Exhibit 10.1. A copy of the press release relating to the announcement is attached to this report as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

10.1*	License, Development and Commercialization Agreement dated as of November 27, 2002 between Corixa Corporation and Kirin Brewery Company, Ltd.

99.1	Corixa Corporation Press Release dated December 4, 2002

*	Confidential treatment requested.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: December 5, 2002	By:	/s/ MICHELLE BURRIS

Name: Michelle Burris Its: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1*	License, Development and Commercialization Agreement dated as of November 27, 2002 between Corixa Corporation and Kirin Brewery Company, Ltd.
99.1	Corixa Corporation Press Release dated December 4, 2002

*	Confidential treatment requested.